EXECUTION VERSION

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”), which is dated as of September 7, 2011, is executed by ARC PROPERTIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), AMERICAN REALTY CAPITAL PROPERTIES, INC., a Maryland corporation and the sole member of the sole general partner of Borrower (“Parent”), and the subsidiaries of Borrower and its subsidiaries listed on Exhibit A attached hereto (collectively, together with any subsidiaries of Borrower that, after the date hereof, become party to this Agreement, “Subsidiary Guarantors;” Parent and Subsidiary Guarantors are collectively, “Guarantors”), for the benefit of RBS CITIZENS, NA., a national banking association, acting in its capacity as Administrative Agent (in such capacity, “Administrative Agent”) under that certain Credit Agreement (defined below), L/C Issuer and the Lenders (defined below). All capitalized terms used herein and not otherwise defined shall have the meaning given such term in the Credit Agreement.

RECITALS:

A.          Borrower, Parent, Administrative Agent, L/C Issuer and certain other lenders (“Lenders”) are party to that certain Credit Agreement, entered into as of September 7, 2011 (as from time to time may be amended, modified, renewed, extended, or restated, the “Credit Agreement”).

B.           Under the terms of the Credit Agreement, Lenders agreed to provide certain revolving loans (“Revolving Loans”) to Borrower from time to time upon Borrower’s request. Furthermore, L/C Issuer agreed to issue letters of credit (“LICs”) to and for the account of Borrower from time to time upon Borrower’s request (the Revolving Loans and the L/Cs are referred to collectively as the “Loans”). The Loans may be evidenced by certain promissory notes (“Notes”) executed by Borrower from time to time in connection with the Credit Agreement and in conjunction with the Loans.

C.           Subsidiary Guarantors have guaranteed, pursuant to that certain Subsidiary Guaranty Agreement, executed as of September 6, 2011 (“Subsidiary Guaranty”), the Obligations and Parent has guaranteed, pursuant to that certain Parent Guaranty Agreement, executed as of September 6, 2011 (“Parent Guaranty”), the Obligations.

D.           Borrower and Guarantors are required pursuant to Section 4.06 of the Credit Agreement to grant to Administrative Agent, for the benefit of Lenders, as security for the full payment and performance of the Obligations, a valid, enforceable, first priority lien on each of the Borrowing Base Properties owned by Borrower or Guarantors.

E.           As part of the consideration for the continued extension of credit pursuant to the Credit Agreement, Borrower and Guarantors have agreed to execute and deliver this Agreement to Administrative Agent, for the benefit of Administrative Agent and the Lenders.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Guarantors hereby agree as follows:

Environmental Indemnity Agreement	Page 1

1.	Certain Definitions. As used in this Agreement:

(a)           “Environmental Claim” means any investigative, information request, notice of violation, enforcement, cleanup, removal, containment, remedial or other private or governmental or regulatory action at any time threatened, instituted or completed pursuant to any applicable Environmental Requirement (hereinafter defined), against Borrower or Guarantors or against or with respect to any of the Borrowing Base Properties or any condition, use or activity on any of the Borrowing Base Properties (including any such action against Administrative Agent or Lenders), and any claim at any time threatened or made by any person against Borrower or Guarantors or against or with respect to any Borrowing Base Property or any condition, use or activity on such Borrowing Base Property (including any such claim against Administrative Agent or Lenders), relating to damage, contribution, cost recovery, compensation, loss, property damage or personal injury resulting from or in any way arising in connection with any Hazardous Material (hereinafter defined) or any Environmental Requirement.

(b)           “Environmental Law” means any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above-ground tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C. § 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq. (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”); the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and any other state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

(c)           “Environmental Requirement” means any Environmental Law, agreement or restriction (including but not limited to any condition or requirement imposed by any insurance or surety company), as the same now exists or may be changed or amended or come into effect in the future, which pertains to any Hazardous Material, or the environment, including but not limited to ground or air or water or noise pollution or contamination, and underground or aboveground tanks.

(d)           “Hazardous Material” means any substance, whether solid, liquid or gaseous, or electromagnetic field, or any other cause, whether solid, liquid or gaseous in concentration, quantity or location: which is listed, defined or regulated as a “hazardous substance”, “hazardous waste”, “medical waste”, “infectious waste” or “solid waste”, or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Requirement; or which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel or other petroleum hydrocarbons or constituent; or which causes or poses a threat to cause a contamination or nuisance on any of the Borrowing Base Properties or any adjacent property or a hazard to the environment or to the health or safety of persons. Notwithstanding the foregoing, except as used in Sections 6 and 7 below, the term “Hazardous Material” shall not include minimal quantities of substances on a Borrowing Base Property that technically could be considered Hazardous Material, provided that such substances are of a type and are held only in a quantity normally used in connection with the construction, occupancy or operation of comparable buildings (such as cleaning fluids and supplies normally used in the day to day operation of commercial properties), and such substances are being held, stored and used in complete and strict compliance with all applicable Environmental Requirements.

Environmental Indemnity Agreement	Page 2

(e)           “On” or “on”, when used with respect to a Borrowing Base Property or any property adjacent to a Borrowing Base Property, means “on, in, under, above or about”.

2.           Representations and Warranties. Borrower and Guarantors, after due inquiry and investigation in accordance with good commercial or customary practices to determine whether contamination is present on any of the Borrowing Base Properties or elsewhere in connection with hereby represent and warrant to Administrative Agent, L/C Issuer and Lenders, without regard to whether Administrative Agent, L/C Issuer or Lenders has or hereafter obtains any knowledge or report of the environmental condition of any Borrowing Base Property, as follows:

(a)           During the period of Borrower’s or any Guarantor’s ownership of each of the Borrowing Base Properties, that Borrowing Base Property has not been used for landfill, dumping or other waste disposal activities or operations, generation, storage, use, sale, treatment, processing, recycling or disposal of any Hazardous Material, underground or aboveground storage tanks, or any other use that could give rise to the release of any Hazardous Material on that Borrowing Base Property; to the best of Borrower’s or Guarantors’ knowledge, no such use of that Borrowing Base Property occurred at any time prior to the period of Borrower’s or Guarantors’ ownership of that Borrowing Base Property; and to the best of Borrower’s or Guarantors’ knowledge, no such use on any adjacent property occurred at any time prior to the date hereof;

(b)           To the best of Borrower’s or Guarantors’ knowledge, except as disclosed to Administrative Agent in writing, there is no Hazardous Material, storage tank (or similar vessel) whether underground or otherwise, sump or well currently on any of the Borrowing Base Properties;

(c)           Neither Borrower nor Guarantors has received any notice or has any knowledge of any Environmental Claim or any completed, pending or proposed or threatened investigation or inquiry concerning the presence or release of any Hazardous Material regarding any of the Borrowing Base Properties or any adjacent property or concerning whether any condition, use or activity on any of the Borrowing Base Properties or any adjacent property is in violation of any Environmental Requirement;

(d)           The present conditions, uses and activities on each Borrowing Base Property do not violate any Environmental Requirement and the use of each Borrowing Base Property which Borrower or Guarantors (and each tenant and subtenant, if any) makes and intends to make of that Borrowing Base Property complies and will comply with all applicable Environmental Requirements; and neither Borrower nor Guarantors, nor to Borrower’s or Guarantors’ knowledge, any tenant or subtenant, has obtained or is required to obtain any permit or other authorization to construct, occupy, operate, use or conduct any activity on any Borrowing Base Property by reason of any Environmental Requirement;

(e)           None of the Borrowing Base Properties appear on the National Priorities List or any other list or database of properties maintained by any local, state or federal agency or department showing properties which are known to contain or which are suspected of containing a Hazardous Material; and

(f)            Neither Borrower nor Guarantors has ever applied for and been denied environmental impairment liability insurance coverage relating to any Borrowing Base Property.

Environmental Indemnity Agreement	Page 3

3.           Violations. Neither Borrower nor any Guarantor will cause, commit, permit or allow to continue (a) any violation of any Environmental Requirement by (i) Borrower or any Guarantor, or (ii) by or with respect to any Borrowing Base Property or any use of or condition or activity on the Borrowing Base Property, or (b) the attachment of any environmental lien to any Borrowing Base Property. Borrower and Guarantors will not place, install, dispose of or release, or cause, permit, or allow the placing, installation, disposal, spilling, leaking, dumping or release of, any Hazardous Material or storage tank (or similar vessel) on each Borrowing Base Property and will keep each Borrowing Base Property free of Hazardous Material; provided, however, that any Hazardous Material or storage tanks (or similar vessels) permitted pursuant to any tenant lease affecting any Borrowing Base Property shall be permitted on any Borrowing Base Property so long as such Hazardous Material or storage tank (or similar vessel) is stored in compliance with all applicable Environmental Requirements.

4.           Notice to Administrative Agent. Borrower shall promptly deliver to Administrative Agent each report pertaining to any Borrowing Base Property prepared by or on behalf of Borrower or any Guarantor pursuant to any Environmental Requirement. Borrower and Guarantors shall immediately advise Administrative Agent in writing of any Environmental Claim or of the discovery of any Hazardous Material on the Borrowing Base Property, as soon as Borrower or such Guarantor first obtains knowledge thereof, including a full description of the nature and extent of the Environmental Claim and/or Hazardous Material and all relevant circumstances.

5.           Site Assessments and Information. If Administrative Agent or any Lender shall ever have reason to believe that any Hazardous Material affects any Borrowing Base Property, or if any Environmental Claim is made or threatened, or if a Default or an Event of Default shall have occurred under the Credit Agreement or the other Loan Documents, or upon the occurrence of the Transition Date (defined below) if requested by Administrative Agent, Borrower will at its expense provide to Administrative Agent from time to time, in each case within thirty (30) days after Administrative Agent’s request, an Environmental Assessment (defined below) made after the date of Administrative Agent’s request. As used in this Agreement, the term “Environmental Assessment” means a report (including all drafts thereof) of an environmental assessment of a Borrowing Base Property of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as Administrative Agent may request, by a consulting firm acceptable to Administrative Agent and made in accordance with Administrative Agent’s established guidelines. Borrower and Guarantors will cooperate with each consulting firm making any such Environmental Assessment and will supply to the consulting firm, from time to time and promptly on request, all information available to Borrower or any Guarantor to facilitate the completion of the Environmental Assessment. If Borrower or Guarantors fail to furnish Administrative Agent within ten (10) days after Administrative Agent’s request with a copy of an agreement with an acceptable environmental consulting firm to provide such Environmental Assessment, or if Borrower or Guarantors fail to furnish to Administrative Agent such Environmental Assessment within thirty (30) days after Administrative Agent’s request, Administrative Agent may cause any such Environmental Assessment to be made at Borrower’s expense and risk. Administrative Agent and its designees are hereby granted access to the Borrowing Base Properties at any time or times, upon reasonable notice (which may be written or oral) and a license which is coupled with an interest and irrevocable, to make or cause to be made such Environmental Assessments. Administrative Agent may disclose to interested parties any information Administrative Agent ever has about the environmental condition or compliance of any Borrowing Base Property, but shall be under no duty to disclose any such information except as may be required by law. Administrative Agent shall be under no duty to make any Environmental Assessment of any Borrowing Base Property, and in no event shall any such Environmental Assessment by Administrative Agent be or give rise to a representation that any Hazardous Material is or is not present on a Borrowing Base Property, or that there has been or shall be compliance with any Environmental Requirement, nor shall Borrower, Guarantors or any other person be entitled to rely on any Environmental Assessment made by Administrative Agent or at Administrative Agent’s request. Neither Administrative Agent, L/C Issuer nor any Lender owes any duty of care to protect Borrower, Guarantors or any other person against, or to inform them of, any Hazardous Material or other adverse condition affecting the Borrowing Base Properties.

Environmental Indemnity Agreement	Page 4

6.	Remedial Actions.

(a)           If any Hazardous Material is discovered on any Borrowing Base Property at any time and regardless of the cause, (i) Borrower and Guarantors shall promptly at Borrower’s and Guarantors’ sole risk and expense remove, treat, and dispose of the Hazardous Material in compliance with all applicable Environmental Requirements and solely under Borrower’s or Guarantors’ name (or if removal is prohibited by any Environmental Requirement, take whatever action is required by any Environmental Requirement), in addition to taking such other action as is necessary to have the full use and benefit of that Borrowing Base Property as contemplated by the Loan Documents, and provide Administrative Agent with satisfactory evidence thereof; and (ii) if requested by Administrative Agent, provide to Administrative Agent within thirty (30) days of Administrative Agent’s request a bond, letter of credit or other financial assurance evidencing to Administrative Agent’s satisfaction that all necessary funds are readily available to pay the costs and expenses of the actions required by clause (i) preceding and to discharge any assessments or liens established against that Borrowing Base Property as a result of the presence of the Hazardous Material on that Borrowing Base Property. Within fifteen (15) days after completion of such remedial actions, Borrower shall obtain and deliver to Administrative Agent an Environmental Assessment of that Borrowing Base Property made after such completion and confirming to Administrative Agent’s satisfaction that all required remedial action as stated above has been taken and successfully completed and that there is no evidence or suspicion of any contamination or risk of contamination on that Borrowing Base Property or any adjacent property, or of violation of any Environmental Requirement, with respect to any such Hazardous Material.

(b)           Administrative Agent may, but shall never be obligated to (nor shall L/C Issuer or any Lender be obligated), remove or cause the removal of any Hazardous Material from any Borrowing Base Property (or if removal is prohibited by any Environmental Requirement, take or cause the taking of such other action as is required by any Environmental Requirement) if Borrower or Guarantors fails to promptly commence such remedial actions following discovery and thereafter diligently prosecute the same to the satisfaction of Administrative Agent (without limitation of Administrative Agent’s rights to declare a default under any of the Loan Documents and to exercise all rights and remedies available by reason thereof); and Administrative Agent and its designees are hereby granted access to each Borrowing Base Property at any time or times, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to remove or cause such removal or to take or cause the taking of any such other action.

Environmental Indemnity Agreement	Page 5

7.	Indemnity.

(a)           Borrower and Guarantors, jointly and severally, each hereby assume liability for, and covenants and agrees at its sole cost and expense to protect, defend (at trial and appellate levels), indemnify and hold (i) Administrative Agent; (ii) L/C Issuer, (iii) Lenders, (iv) any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Administrative Agent, LIC Issuer or Lenders; (v) any participants under the Credit Agreement; (vi) the directors, officers, partners, employees and agents of Administrative Agent, L/C Issuer or Lenders, and/or such persons or entities; and (vii) the heirs, personal representatives, successors and assigns of each of the foregoing persons or entities (each an “Indemnified Party” and an intended third-party beneficiary of this Agreement) harmless from and against, and, if and to the extent paid, reimburse them on demand for, any and all past, present or future Environmental Damages (as hereinafter defined). WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO ENVIRONMENTAL DAMAGES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE OR STRICT LIABILITY OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY.  HOWEVER, SUCH INDEMNITY SHALL NOT APPLY TO A PARTICULAR INDEMNIFIED PARTY TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT PARTICULAR INDEMNIFIED PARTY. Upon demand by Administrative Agent, L/C Issuer or any Lender, Borrower and Guarantors shall diligently defend any Environmental Claim which affects the Borrowing Base Property or is made or commenced against Administrative Agent, L/C Issuer or Lenders, whether alone or together with Borrower, Guarantors or any other person, all at Borrower’s and Guarantors’ own cost and expense and by counsel to be approved by Administrative Agent, L/C Issuer and/or any Lender in the exercise of its reasonable judgment. In the alternative, at any time Administrative Agent, L/C Issuer or any Lender may elect to conduct its own defense through counsel selected by Administrative Agent, L/C Issuer or any Lender and at the cost and expense of Borrower and Guarantors.

(b)           As used in this Agreement, the term “Environmental Damages” means all claims, demands, information requests, liabilities (including strict liability), losses, damages (including consequential, special, exemplary or punitive damages), causes of action, judgments, penalties, fines, costs and expenses (including fees, Costs and expenses of attorneys, consultants, contractors, experts and laboratories), of any and every kind or character, at law or in equity, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable, made, incurred, suffered, brought, or imposed at any time and from time to time, whether before or after the Transition Date (as hereinafter defined) and arising in whole or in part from:

(i)           The presence of any Hazardous Material on any Borrowing Base Property, or any escape, seepage, leakage, spillage, emission, release, discharge or disposal of any Hazardous Material on or from any Borrowing Base Property, or the migration or release or threatened migration or release of any Hazardous Material to, from or through any Borrowing Base Property, on or before the Transition Date; or

(ii)         any act, omission, event or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material which is at any time on or before the Transition Date present on any Borrowing Base Property; or

(iii)         the breach of any representation, warranty, covenant or agreement contained in this Agreement because of any event or condition occurring or existing on or before the Transition Date; or

(iv)        any violation on or before the Transition Date, of any Environmental Requirement in effect on or before the Transition Date, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; or

Environmental Indemnity Agreement	Page 6

(v)         any Environmental Claim, or the filing or imposition of any environmental lien against the Borrowing Base Property, because of, resulting from, in connection with, or arising out of any of the matters referred to in subparagraphs (i) through (iv) preceding;

and regardless of whether any of the foregoing was caused by Borrower, Guarantors or their respective tenant or subtenant, or a prior owner of a Borrowing Base Property or its tenant or subtenant, or any third party, including but not limited to (A) injury or damage to any person, property or natural resource occurring on or off of a Borrowing Base Property, including but not limited to the cost of demolition and rebuilding of any improvements on any real property; (B) the investigation or remediation of any such Hazardous Material or violation of Environmental Requirement, including but not limited to the preparation of any feasibility studies or reports and the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, monitoring or similar work required by any Environmental Requirement or necessary to have full use and benefit of the Borrowing Base Properties as contemplated by the Loan Documents (including any of the same in connection with any foreclosure action or transfer in lieu thereof); (C) all liability to pay or indemnify any person or governmental authority for costs expended in connection with any of the foregoing; (D) the investigation and defense of any claim, whether or not such claim is ultimately withdrawn or defeated; and (E) the settlement of any claim or judgment. “Costs” as used in this Agreement shall also include any diminution in the value of the security afforded by the Borrowing Base Property or any future reduction of the sales price of the Borrowing Base Property by reason of any matter set forth in this Agreement.

(c)           As used in this Agreement, the term “Transition Date” means the earlier of the following two dates: (i) the date on which the Obligations have been paid and performed in full and the applicable Mortgage has been released; or (ii) the date on which the lien of the applicable Mortgage is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Borrowing Base Property has been given to and accepted by the purchaser or grantee free of occupancy and claims to occupancy by Borrower, Guarantors and their respective successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Transition Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion.

8.           Joinder. The initial Subsidiary Guarantors hereunder shall be each of the Subsidiary Guarantors of Borrower that are signatories hereto and that are listed on Exhibit A attached hereto. From time to time subsequent to the time hereof, additional Subsidiary Guarantors may become parties hereto as additional Guarantors (each an “Additional Guarantor”) by executing a counterpart of this Agreement in the form of Exhibit B attached hereto. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Borrower and Guarantors, each such Additional Guarantor shall be a Subsidiary Guarantor and a party hereto as if such Additional Guarantor were an original signatory hereof. Borrower and Guarantors expressly agree that its obligations arising hereunder shall not be affected or diminished by the addition of any other Subsidiary Guarantor hereunder, or by any election by Administrative Agent not to cause any Subsidiary Guarantor to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Subsidiary Guarantor that is or becomes a party hereto regardless of whether any such person becomes or fails to become or ceases to be a Subsidiary Guarantor hereunder.

Environmental Indemnity Agreement	Page 7

9.           Consideration; Survival; Cumulative Rights. Borrower and Guarantors acknowledge that Administrative Agent and Lenders have relied and will rely on the representations, warranties, covenants and agreements herein in closing and funding the Loan and that the execution and delivery of this Agreement is an essential condition but for which Administrative Agent and Lenders would not close or fund the Loan. The representations, warranties, covenants and agreements in this Agreement shall be binding upon Borrower, Guarantors and their respective successors and assigns and shall inure to the benefit of Administrative Agent and Lenders and their respective successors, assigns and legal representatives and participants under the Credit Agreement; and shall not terminate on the Transition Date or upon the release, foreclosure or other termination of the applicable Mortgage, but will survive the Transition Date, the payment in full of the Obligations, foreclosure of the applicable Mortgage or conveyance in lieu of foreclosure, the release or termination of the applicable Mortgage and any and all of the other Loan Documents, any investigation by or on behalf of Administrative Agent or Lenders, any bankruptcy or other debtor relief proceeding, and any other event whatsoever. Any amount to be paid under this Agreement by Borrower or Guarantors shall be a demand obligation owing by Borrower and Guarantors (which Borrower and Guarantors hereby promise to pay). Administrative Agent’s and Lenders’ rights under this Agreement shall be in addition to all rights of Administrative Agent and Lenders under the Loan Documents or at law or in equity, and payments by Borrower or Guarantors under this Agreement shall not reduce Borrower’s and Guarantors’ obligations and liabilities under any of the Loan Documents. The liability of Borrower, Guarantors or any other person under this Agreement shall not be limited or impaired in any way by any provision in the Loan Documents or applicable law limiting Borrower’s or such other person’s liability or Administrative Agent’s or any Lender’s recourse or rights to a deficiency judgment, or by any change, extension, release, inaccuracy, breach or failure to perform by any party under the Loan Documents, Borrower’s and Guarantor’s (and, if applicable, such other person’s) liability hereunder being direct and primary and not as a guarantor or surety. Borrower and each of the Guarantors hereby assign and irrevocably transfer to Administrative Agent any and all rights of subrogation, contribution, indemnification, reimbursement or similar rights it may have against Borrower or any of the Guarantors, as applicable, or any other person for Environmental Damages. Nothing in this Agreement or in any other Loan Document shall limit or impair any rights or remedies of Administrative Agent, Lenders, and/or any other Indemnified Party against Borrower, Guarantors or any other person under any Environmental Requirement or otherwise at law or in equity, including without limitation any rights of contribution or indemnification.

10.         No Waiver. No delay or omission by Administrative Agent or Lenders to exercise any right under this Agreement shall impair any such right nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, consent or approval under this Agreement must be in writing to be effective.

11.         Notices. Any notice or other communication herein required or permitted to be given shall be in writing and shall be in accordance with the provisions of Section 11.02 of the Credit Agreement. All notices or other communications hereunder shall be made to the applicable address, as follows: (i) if addressed to Administrative Agent, then to the address specified for Administrative Agent set forth on Schedule 11.02 of the Credit Agreement; and (ii) if addressed to Borrower or any of the Guarantors, then to the address specified for Borrower set forth on Schedule 11.02 of the Credit Agreement.

12.         Invalid Provisions. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and a determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Environmental Indemnity Agreement	Page 8

13.         Construction. Whenever in this Agreement the singular number is used, the same shall include plural where appropriate, and vice versa; and words of any gender in this Agreement shall include each other gender where appropriate. The headings in this Agreement are for convenience only and shall be disregarded in the interpretation hereof. Reference to “person” or “entity” means firms, associations, partnerships, joint ventures, trusts, limited liability companies, corporations and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

14.         Applicable Law; Forum. This Agreement is performable in New York, and the laws of the State of New York and applicable United States federal law shall govern the rights and duties of the parties hereto and the validity, enforcement and interpretation hereof, except to the extent that any provision hereof is required to be performed in accordance with the law of the state where the applicable Borrowing Base Property is located, and in such case, the laws of such state shall govern those matters. Borrower and Guarantors hereby irrevocably submit generally and unconditionally for themselves and in respect of their property to the non-exclusive jurisdiction of any New York state court, or any United States federal court sitting in New York and, to the extent this Agreement is required to be performed in accordance with the law of the state in which the applicable Borrowing Base Property is located, to the non-exclusive jurisdiction of any state or United States federal court sitting in the state in which any of the Borrowing Base Property is located, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower and Guarantors hereby irrevocably waive, to the fullest extent permitted by law, any objection that Borrower or Guarantors may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Borrower and Guarantors hereby agree and consent that, in addition to any methods of service or process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state(s) specified above may be made by certified or registered mail, return receipt requested, directed to Borrower or Guarantors at the address for notice to Borrower and Guarantors stated above, or at a subsequent address of which Administrative Agent received actual notice from Borrower and Guarantors in accordance with the Credit Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by law or limit the right of Administrative Agent to bring proceedings against Borrower and/or Guarantors in any other court or jurisdiction.

15.         Execution; Modification. This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement. This Agreement may be amended only by an instrument in writing intended for that purpose executed jointly by an authorized representative of each party hereto.

16.         Waiver of Jury Trial. BORROWER, GUARANTORS AND ADMINISTRATIVE AGENT WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.” THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, GUARANTORS AND ADMINISTRATIVE AGENT, AND BORROWER, GUARANTORS AND ADMINISTRATIVE AGENT HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER, GUARANTORS AND ADMINISTRATIVE AGENT ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER AND GUARANTORS FURTHER REPRESENT AND WARRAN THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKJNG OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Environmental Indemnity Agreement	Page 9

17.         Entire Agreement. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages to follow.]

Environmental Indemnity Agreement	Page 10

Executed and dated as of the date first written above.

BORROWER:

ARC PROPERTIES OPERATING PARTNERSHIP,
L.P., a Delaware limited partnership

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

PARENT:

AMERICAN REALTY CAPITAL PROPERTIES, INC., a
Maryland corporation

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

[Signature Page to Environmental Indemnity Agreement]

SUBSIDIARY GUARANTORS:

CRE JV MIXED FIVE CT BRANCH HOLDINGS LLC
CRE JY MIXED FIVE DE BRANCH HOLDINGS LLC
CRE JV MIXED FIVE IL 2 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE IL 3 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE IL 4 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE IL 5 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE MI 1 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE MI 2 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE MI 3 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE MI 4 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE MI 5 BRANCH HOLDINGS LLC
CRE JY MIXED FIVE MI 6 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE MI 7 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE NH BRANCH HOLDINGS LLC
CRE JV MIXED FIVE NY 1 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE NY 2 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE NY 3 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE NY 4 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE NY 5 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE OH 1 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE OH 2 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE OH 3 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE OH 4 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE OH 5 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE OH 6 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE OH 7 BRANCH HOLDINGS LLC
CRE JV MIXED FIVE PA BRANCH HOLDINGS LLC
CRE JV MIXED FIVE VT BRANCH HOLDINGS LLC
ARC INCOME PROPERTIES, LLC
AMERICAN REALTY CAPITAL PARTNERS, LLC
ARC INCOME PROPERTIES III, LLC
each a Delaware limited liability company

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

ARCP TRS CORP., a Delaware corporation

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

[Signature Page to Environmental Indemnity Agreement]

ADMINISTRATIVE AGENT:

RBS CITIZENS, N.A.

By:	/s/ Michelle L. Lyles
Name: Michelle L. Lyles
Title: Assistant Vice President

[Signature Page to Environmental Indemnity Agreement]

Exhibit A

SUBSIDIARIES OF BORROWER

Jurisdiction
of
Name	Organization
ARC Income Properties, LLC	DE

CRE JV Mixed Five CT Branch Holdings LLC	DE

CRE JV Mixed Five DE Branch Holdings LLC	DE

CRE JV Mixed Five IL 4 Branch Holdings LLC	DE

CRE TV Mixed Five IL 2 Branch Holdings LLC	DE

CRE JV Mixed Five IL 3 Branch Holdings LLC	DE

CRE TV Mixed Five IL 5 Branch Holdings LLC	DE

CRE TV Mixed Five MI 7 Branch Holdings LLC	DE

CRE JV Mixed Five MI 2 Branch Holdings LLC	DE

CRE TV Mixed Five MI 3 Branch Holdings LLC	DE

CRE TV Mixed Five MI 4 Branch Holdings LLC	DE

CRE JV Mixed Five MI 1 Branch Holdings LLC	DE

CRE TV Mixed Five MI 6 Branch Holdings LLC	DE

CRE JV Mixed Five MI 5 Branch Holdings LLC	DE

CRE TV Mixed Five NH Branch Holdings LLC	DE

CRE TV Mixed Five NY 1 Branch Holdings LLC	DE

CRE JV Mixed Five NY 3 Branch Holdings LLC	DE

CRE TV Mixed Five NY 4 Branch Holdings LLC	DE

CRE JV Mixed Five NY 2 Branch Holdings LLC	DE

CRE TV Mixed Five NY 5 Branch Holdings LLC	DE

Environmental Indemnity Agreement	Exhibit A - Page 1

Jurisdiction
of
Name	Organization
CRE JV Mixed Five OH 1 Branch Holdings LLC	DE

CRE JV Mixed Five OH 2 Branch Holdings LLC	DE

CRE JV Mixed Five OH 3 Branch Holdings LLC	DE

CRE JV Mixed Five OH 4 Branch Holdings LLC	DE

CRE JV Mixed Five OH 5 Branch Holdings LLC	DE

CRE JV Mixed Five OH 6 Branch Holdings LLC	DE

CRE JV Mixed Five OH 7 Branch Holdings LLC	DE

CRE JV Mixed Five PA Branch Holdings LLC	DE

CRE JV Mixed Five VT Branch Holdings LLC	DE

American Realty Capital Partners, LLC	DE

ARC Income Properties III, LLC	DE

ARCP TRS Corp.	DE

Environmental Indemnity Agreement	Exhibit A - Page 2

Exhibit B

COUNTERPART TO ENVIRONMENTAL INDEMNITY AGREEMENT

In witness whereof, the undersigned Additional Guarantor has caused this Environmental Indemnity Agreement to be executed and delivered by its officer thereunto duly authorized as of                       ,20   .

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Environmental Indemnity Agreement	Exhibit B - Page 1